Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference to Registration Statement No. 333-                      on Form S-3 of our report dated January 13, 2005, relating to the financial statements of Telenexus, Inc., appearing in the Current Report on Form 8-K/A of WJ Communications, Inc. dated January 28, 2005, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DAVIS, CLARK AND COMPANY
Davis, Clark and Company
Dallas, Texas
April 24, 2006